Exhibit 99.1

First M&F Corp. Reports Increase in Year Over Year First Quarter Earnings

          KOSCIUSKO, Miss., April 18 /PRNewswire-FirstCall/ -- First M&F Corp. (Nasdaq: FMFC) reported today that net income for the quarter ended March 31, 2007 was $3.554 million, or $.39 basic and diluted earnings per share, compared to $3.270 million, or $.37 basic and $.36 diluted earnings per share for the first quarter of 2006.

          For the first quarter of 2007 the annualized return on assets was .94%, while return on equity was 11.18%. Comparatively, the return on assets for the first quarter of 2006 was .96%, with a return on equity of 11.20%.

          “First quarter earnings and growth were well within expectations. Earnings of $.39 per share were a solid $.03 improvement over the first quarter of 2006.  Asset quality remains solid as well despite national concerns over the economy and certain financial sectors,” said Hugh Potts, Jr., Chairman and CEO.  Potts added, “Positive reverberations continue from the announcement of the $1.3 billion investment by Toyota in Union County near the M&F markets of Tupelo, Oxford, and Desoto County.  This will have a dramatic impact on the area for years to come.”

          Mr. Potts further commented, “After a remarkable 2006, a year of acquisition, expansion and assimilation combined with an inverted yield curve, higher rates and other economic headwinds, M&F is on course for building a regional bank with a Main Street perspective.”

          Net Interest Income

          Net interest income was up by 4.5% compared to the first quarter of 2006, with the net interest margin decreasing to 3.94% on a tax equivalent basis in the first quarter of 2007 as compared to 4.16% in the first quarter of 2006. The significant contributor to the increase in net interest income was balance sheet growth, much of it from two bank acquisitions, offset somewhat by continuing erosion in spreads as funding rates increased more than asset yields. The net interest margin for the fourth quarter of 2006 was 3.99% as compared to 4.04% for the third quarter of 2006 and 4.05% for the second quarter of 2006. Loan yields increased to 7.80% in the first quarter of 2007 from 7.22% in the first quarter of 2006. Loan yields also increased slightly from the fourth quarter of 2006 to the first quarter as the prime rate leveled off at 8.25% after starting 2006 at 7.25%. Loan yields have increased over the last ten quarters in the higher rate environment. Average loans were $1.111 billion for the first quarter of 2007 as compared to $1.092 billion for the fourth quarter of 2006 and $1.003 billion during the first quarter of 2006. Loans increased by $21.267 million in the first quarter of 2007 and fell by $4.520 million in the fourth quarter.  Deposit costs increased in the first quarter of 2007 from the fourth quarter of 2006 and from the first quarter of 2006, in response to the higher rate environment and competitive pressures. Deposit costs were 3.46% in the first quarter of 2007 as compared to 2.65% in the first quarter of 2006. Deposits rose by $22.882 million during the first quarter of 2007. Management plans to continue to focus on core deposit growth for 2007 to offset the influence that rising rates may have on the cost of funds and the net interest margin. Loans as a percentage of assets were 70.87% at March 31, 2007 as compared to 70.85% at March 31, 2006 and 70.59% at December 31, 2006. Loans grew by 5.01% since the first quarter of 2006 while deposits grew by 3.59%.

          Non-interest Income

          Non-interest income, excluding securities transactions, for the first quarter of 2007 was up by 27.89% compared to the first quarter of 2006, with deposit-related income up by 10.43% and mortgage income up by 80.00%. Insurance agency commissions were up by 9.58%.

          A major part of non-interest income is from deposit sources. Deposit revenues continue to be supported by debit card fee income, which has increased by 29.96% in the first quarter of 2007 over 2006, and overdraft fee income, which increased by 7.68%. Commission revenues from traditional insurance products increased by 9.58%.

          Non-interest Expenses

          Non-interest expenses were up by 15.36% in the first quarter of 2007 as compared to the first quarter of 2006 largely due to the first-half acquisitions of banks in Alabama and Tennessee and de novo branching. Salaries and benefits were up by 15.43%, due primarily to those acquisitions and the de novo expansion.

          Credit Quality

          Annualized net loan charge-offs as a percent of average loans for the first quarter of 2007 were .11% as compared to .10% for the same period in 2006. Non-accrual and 90-day past due loans as a percent of total loans were .38% at the end of the first quarter of 2007 as compared to .40% at the end of the 2006 quarter. The allowance for loan losses as a percentage of loans was 1.38% at March 31, 2007 as compared to 1.44% at March 31, 2006. The provision for loan losses decreased to $.630 million in the first quarter of 2007 from $.953 million in the first quarter of 2006 due to stable loan quality, modest loan growth and higher recoveries.

          Balance Sheet

          Total assets at March 31, 2007 were $1.564 billion as compared to $1.540 billion at the end of 2006 and $1.490 billion at March 31, 2006. Total loans were $1.108 billion compared to $1.087 billion at the end of 2006 and $1.056 billion at March 31, 2006. Deposits were $1.209 billion compared to $1.186 billion at the end of 2006 and $1.167 billion at March 31, 2006. Total capital was $130.906 million, or $ 14.34 in book value per share at March 31, 2007.

          Growth

          The Company opened a new branch in Madison, Mississippi in April 2006. The Company acquired Columbiana Bancshares, Inc. and its subsidiary, First National Bank of Shelby County (Alabama) in February 2006 and Crockett County Bancshares and its subsidiary, Bells Banking Company (Tennessee) in May 2006. Both banks were merged with M&F Bank at the time of closing.  The Company issued $30 million in Trust Preferred securities in February, 2006 in connection with the Alabama merger.  The Company also opened two new banking locations in the Memphis, Tennessee metropolitan area and converted an existing loan production office in the area to a full-service branch.  In November 2006 the Company opened a full-service banking location in Crestview, Okaloosa County, Florida.

          About First M&F Corporation

          First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 31 communities in Mississippi, Alabama, Tennessee and Florida.

          Caution Concerning Forward-Looking Statements

          This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation’s filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	March 31 2007	December 31 2006	March 31 2006

Cash and due from banks	51,458	59,793	56,309
Interest bearing bank balances	10,282	3,690	7,087
Federal funds sold	15,000	—	6,600
Securities available for sale (cost of $249,530, $263,238 and $242,855)	248,624	261,828	240,436
Loans held for sale	8,755	7,263	7,429
Loans	1,108,550	1,087,283	1,055,698
Allowance for loan losses	15,276	14,950	15,182
Net loans	1,093,274	1,072,333	1,040,516
Bank premises and equipment	42,030	41,128	38,549
Accrued interest receivable	12,148	12,590	9,865
Other real estate	2,270	3,135	3,951
Goodwill	32,573	32,573	30,835
Other intangible assets	7,927	8,112	5,147
Other assets	39,767	37,830	43,358
Total assets	1,564,108	1,540,275	1,490,082
Non-interest bearing deposits	188,116	180,273	192,517
Interest bearing deposits	1,020,748	1,005,709	974,478
Total deposits	1,208,864	1,185,982	1,166,995
Federal funds and repurchase agreements	6,177	19,612	6,022
Other borrowings	176,859	166,400	154,559
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	4,679	4,784	3,595
Other liabilities	5,676	4,503	9,105
Total liabilities	1,433,183	1,412,209	1,371,204
Noncontrolling interest in subsidiaries	19	19	21
Common stock, 9,055,080, 9,046,226 and 8,996,726 shares issued & outstanding	45,275	45,231	44,984
Additional paid-in capital	30,309	30,315	29,463
Nonvested restricted stock awards	459	375	158
Retained earnings	57,070	54,707	47,617
Accumulated other comprehensive income	(2,207)	(2,581)	(3,365)
Total equity	130,906	128,047	118,857
Total liabilities & equity	1,564,108	1,540,275	1,490,082

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended March 31

	2007	2006

Interest and fees on loans	21,218	17,760
Interest on loans held for sale	112	70
Taxable investments	2,485	1,794
Tax exempt investments	462	485
Federal funds sold	12	238
Interest bearing bank balances	43	58
Total interest income	24,332	20,405
Interest on deposits	8,671	5,847
Interest on fed funds and repurchase agreements	188	116
Interest on other borrowings	1,970	1,752
Interest on subordinated debt	496	241
Total interest expense	11,325	7,956
Net interest income	13,007	12,449
Provision for possible loan losses	630	953
Net interest income after loan loss	12,377	11,496
Service charges on deposits	2,499	2,263
Mortgage banking income	416	231
Agency commission income	1,041	950
Fiduciary and brokerage income	137	158
Other income	1,464	744
Gains (losses) on AFS investments	—	(1)
Total noninterest income	5,557	4,345
Salaries and employee benefits	7,251	6,282
Net occupancy expense	867	711
Equipment expenses	897	738
Software and processing expenses	344	309
Intangible asset amortization	185	46
Other expenses	3,138	2,907
Total noninterest expense	12,682	10,993
Net income before taxes	5,252	4,848
Income taxes	1,691	1,572
Noncontrolling interest in earnings (losses) of subsidiaries, net of income taxes of $4 and $3	7	6
Net income	3,554	3,270
Weighted average shares (basic)	9,052,627	8,993,543
Weighted average shares (diluted)	9,103,462	9,027,319
Basic earnings per share	$0.39	$0.37
Diluted earnings per share	$0.39	$0.36
Return on assets (annualized)	0.94%	0.96%
Return on equity (annualized)	11.18%	11.20%
Efficiency ratio	67.17%	64.26%
Net interest margin (annualized, tax-equivalent)	3.94%	4.16%
Net charge-offs to average loans (annualized)	0.11%	0.10%
Nonaccrual and 90 day accruing loans to total loans	0.38%	0.40%

First M&F Corporation
Financial Highlights

	QTD Ended March 31 2007	QTD Ended December 31 2006	QTD Ended September 30 2006	QTD Ended June 30 2006

Per Common Share (diluted):
Net income	0.39	0.41	0.40	0.36
Cash dividends paid	0.13	0.13	0.13	0.13
Book value	14.34	14.15	13.81	13.36
Closing stock price	18.40	19.59	18.28	19.76
Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	153,798	150,905	166,964	175,333
Non-residential real estate	644,816	621,841	606,293	592,264
Residential real estate	221,747	221,911	225,321	217,602
Home equity loans	37,496	40,136	40,509	40,812
Consumer loans	43,616	45,871	46,665	48,510
Other loans	7,077	6,619	6,051	5,625
Total loans	1,108,550	1,087,283	1,091,803	1,080,146
Deposit Composition: (in thousands)
Noninterest-bearing deposits	188,116	180,273	191,180	197,328
NOW deposits	196,035	199,666	239,395	228,238
MMDA deposits	132,068	128,694	126,119	127,221
Savings deposits	99,549	94,815	96,001	96,702
Certificates of deposit under $100,000	293,426	296,222	293,472	291,968
Certificates of deposit $100,000 and over	265,826	251,291	227,941	228,232
Brokered certificates of deposit	33,844	35,021	30,170	35,029
Total deposits	1,208,864	1,185,982	1,204,278	1,204,718
Nonperforming Assets: (in thousands)
Nonaccrual loans	4,019	3,557	2,949	2,388
Accruing loans past due 90 days or more	254	376	621	921
Total nonperforming loans	4,273	3,933	3,570	3,309
Other real estate	2,270	3,135	4,090	4,932
Total nonperforming assets	6,543	7,068	7,660	8,241
Total nonperforming assets to assets ratio	0.42%	0.46%	0.50%	0.54%
Allowance For Loan Loss Activity: (in thousands)
Beginning balance	14,950	16,094	16,047	15,182
Acquisitions	—	—	—	204
Provision for loan loss	630	121	954	1,004
Charge-offs	(935)	(1,675)	(1,103)	(623)
Recoveries	631	410	196	280
Ending balance	15,276	14,950	16,094	16,047

First M&F Corporation
Financial Highlights

	QTD Ended March 31 2007	QTD Ended December 31 2006	QTD Ended September 30 2006	QTD Ended June 30 2006

Condensed Income Statements: (in thousands)
Interest income	24,332	24,434	23,754	22,912
Interest expense	11,325	11,112	10,416	9,672
Net interest income	13,007	13,322	13,338	13,240
Provision for loan losses	630	121	954	1,004
Noninterest revenues	5,557	5,238	5,412	4,858
Noninterest expenses	12,682	12,904	12,394	12,340
Net income before taxes	5,252	5,535	5,402	4,754
Income taxes	1,691	1,796	1,734	1,502
Noncontrolling interest	7	—	3	1
Net income	3,554	3,739	3,665	3,251
Tax-equivalent net interest income	13,323	13,641	13,662	13,552
Selected Average Balances: (in thousands)
Assets	1,540,916	1,522,204	1,506,955	1,510,849
Loans held for investment	1,101,879	1,083,648	1,083,451	1,064,858
Earning assets	1,372,001	1,357,687	1,341,569	1,340,996
Deposits	1,194,302	1,176,121	1,178,793	1,184,675
Equity	128,975	126,694	123,017	120,923
Selected Ratios:
Return on average assets (annualized)	0.94%	0.97%	0.96%	0.86%
Return on average equity (annualized)	11.18%	11.71%	11.82%	10.78%
Average equity to average assets	8.37%	8.32%	8.16%	8.00%
Net interest margin (annualized, tax-equivalent)	3.94%	3.99%	4.04%	4.05%
Efficiency ratio	67.17%	68.25%	65.09%	67.02%
Net charge-offs to average loans (annualized)	0.11%	0.46%	0.33%	0.13%
Nonaccrual and 90 day accruing loans to total loans	0.38%	0.36%	0.33%	0.30%
Price to book (x)	1.28	1.38	1.32	1.48
Price to earnings (x)	11.79	11.95	11.42	13.72

First M&F Corporation
Financial Highlights

Historical Earnings Trends:

		EPS

	(in thousands)	(diluted)
1Q 2007	3,554	0.39
4Q 2006	3,739	0.41
3Q 2006	3,665	0.40
2Q 2006	3,251	0.36
1Q 2006	3,270	0.36
4Q 2005	3,065	0.34
3Q 2005	3,284	0.37
2Q 2005	3,045	0.34
1Q 2005	3,198	0.35
4Q 2004	2,640	0.29
3Q 2004	2,781	0.31

Revenue Statistics:

	Revenues Per FTE	Non-interest Revenues to Ttl. Revenues	Non-interest Revenues to Avg. Assets	Contribution Margin

	(thousands)	(percent)	(percent)	(percent)
1Q 2007	33.4	29.43%	1.44%	61.60%
4Q 2006	33.4	27.86%	1.37%	62.39%
3Q 2006	33.9	28.26%	1.42%	62.79%
2Q 2006	33.2	26.39%	1.29%	61.39%
1Q 2006	33.4	25.40%	1.25%	63.27%
4Q 2005	33.3	24.29%	1.22%	62.09%
3Q 2005	33.5	28.33%	1.47%	62.48%
2Q 2005	33.0	26.50%	1.36%	63.82%
1Q 2005	32.7	27.32%	1.43%	65.43%
4Q 2004	32.2	25.09%	1.28%	63.01%
3Q 2004	31.5	26.65%	1.38%	63.04%

Expense Statistics:

	Non-interest Expense to Avg. Assets	Efficiency Ratio

	(percent)	(percent)
1Q 2007	3.29%	67.17%
4Q 2006	3.36%	68.25%
3Q 2006	3.26%	65.09%
2Q 2006	3.28%	67.02%
1Q 2006	3.17%	64.26%
4Q 2005	3.29%	65.20%
3Q 2005	3.24%	62.46%
2Q 2005	3.23%	63.12%
1Q 2005	3.18%	60.94%
4Q 2004	3.36%	65.80%
3Q 2004	3.40%	65.41%

Contribution Margin:

(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:

Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	QTD March 2007		QTD March 2006

	Average Balance	Yield/ Cost	Average Balance	Yield/ Cost

Interest bearing bank balances	3,694	4.67%	7,661	3.09%
Federal funds sold	876	5.57%	24,628	3.93%
Taxable investments (amortized cost)	209,282	4.82%	160,714	4.53%
Tax-exempt investments (amortized cost)	47,555	6.28%	49,440	6.34%
Loans held for sale	8,716	5.21%	8,411	3.37%
Loans held for investment	1,101,879	7.83%	994,364	7.25%
Total earning assets	1,372,002	7.29%	1,245,218	6.75%
Non-earning assets	168,914		141,060
Total average assets	1,540,916		1,386,278
NOW	205,598	1.38%	220,101	1.50%
MMDA	127,300	2.31%	124,673	1.56%
Savings	96,941	2.63%	90,198	2.04%
Certificates of Deposit	586,504	4.58%	460,119	3.61%
Short-term borrowings	14,550	5.23%	9,198	5.10%
Other borrowings	194,111	5.15%	176,658	4.58%
Total interest bearing liabilities	1,225,004	3.75%	1,080,947	2.99%
Non-interest bearing deposits	177,959		177,427
Non-interest bearing liabilities	8,978		9,485
Capital	128,975		118,419
Total average liabilities and equity	1,540,916		1,386,278
Net interest spread		3.54%		3.76%
Effect of non-interest bearing deposits		0.48%		0.42%
Effect of leverage		-0.08%		-0.02%
Net interest margin, tax-equivalent		3.94%		4.16%
Less tax equivalent adjustment:
Investments		0.09%		0.10%
Loans		0.01%		0.01%
Reported book net interest margin		3.84%		4.05%

SOURCE  First M&F Corporation
          -0-                                                  04/18/2007
          /CONTACT:  Investor Information, John G. Copeland, EVP & Chief Financial Officer of First M&F Corp., +1-662-289-8594/
          /Web site:  http://www.mfbank.com/